AMENDMENT NO. 1

TO THE

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT

FOR MUTUAL FUNDS

This Amendment, effective as of April 30, 2021, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (“Contract”) dated July 1, 2020, by and among Invesco Advisers, Inc. (the “Adviser”) and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”), as follows:

WHEREAS, the Trust desires to amend the Agreement to remove Invesco V.I. Managed Volatility Fund and Invesco V.I. Value Opportunitues; and

WHEREAS, the Trust desires to amend the Agreement to change the following Funds’ names:

FUND NAME	NEW FUND NAME
Invesco Oppenheimer V.I. Capital Appreciation Fund	Invesco V.I. Capital Appreciation Fund

Invesco Oppenheimer V.I. Conservative Balanced Fund	Invesco V.I. Conservative Balanced Fund

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund	Invesco V.I. Discovery Mid Cap Growth Fund

Invesco Oppenheimer V.I. Global Fund	Invesco V.I. Global Fund

Invesco Oppenheimer V.I. Global Strategic Income Fund	Invesco V.I. Global Strategic Income Fund

Invesco Oppenheimer V.I. Main Street Fund	Invesco V.I. Main Street Fund

Invesco Oppenheimer V.I Main Street Small Cap Fund	Invesco V.I. Main Street Small Cap Fund

Invesco Oppenheimer V.I. Government Money Fund	Invesco V.I. U.S. Government Money Portfolio

Invesco Oppenheimer V.I. Total Return Bond Fund	Invesco V.I. Core Bond Fund;

Invesco V.I. Mid Cap Core Equity Fund	Invesco V.I. Main Street Mid Cap Fund

NOW THEREFORE, the parties agree that:

1.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco Oppenheimer V.I. International Growth Fund

Invesco V.I. American Franchise Fund

Invesco V.I. American Value Fund

Invesco V.I. Balanced-Risk Allocation Fund

Invesco V.I. Capital Appreciation Fund

Invesco V.I. Comstock Fund

Invesco V.I. Conservative Balanced Fund

Invesco V.I. Core Bond Fund

Invesco V.I. Core Equity Fund

Invesco V.I. Core Plus Bond Fund

Invesco V.I. Discovery Mid Cap Growth Fund

Invesco V.I. Diversified Dividend Fund

Invesco V.I. Equally-Weighted S&P 500 Fund

Invesco V.I. Equity and Income Fund

Invesco V.I. Global Core Equity Fund

Invesco V.I. Global Fund

Invesco V.I. Global Real Estate Fund

Invesco V.I. Global Strategic Income Fund

Invesco V.I. Government Money Market Fund

Invesco V.I. Government Securities Fund

Invesco V.I. Growth and Income Fund

Invesco V.I. Health Care Fund

Invesco V.I. High Yield Fund

Invesco V.I. International Growth Fund

Invesco V.I. Main Street Fund®

Invesco V.I. Main Street Mid Cap Fund

Invesco V.I. Main Street Small Cap Fund®

Invesco V.I. S&P 500 Index Fund

Invesco V.I. Small Cap Equity Fund

Invesco V.I. Technology Fund

Invesco V.I. U.S. Government Money Portfolio”

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.		INVESCO CANADA LTD.

Adviser		Sub-Adviser

By:	/s/ Jeffrey H. Kupor	By:	/s/ Shalomi Abraham
Name: Jeffrey H. Kupor		Name:
Title: Senior Vice President & Secretary		Title:

INVESCO ASSET MANAGEMENT
DEUTSCHLAND GMBH

Sub-Adviser

		By:	/s/ Alexander Taft /s/ Doris Pittlinger
Name:
Title:

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

		By:	/s/ Nick Tolchard
Name:
Title:

INVESCO ASSET MANAGEMENT (JAPAN)
LIMITED

Sub-Adviser

		By:	/s/ Takashi Matsuo
		Name:	Takashi Matsuo
		Title:	CAO & Head of Human Resources

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Lee Siu Mei / Kinson Tong
Name: Lee Siu Mei / Kinson Tong
Title: Head of Finance, GC / Director, Portfolio
Svcs, AP

INVESCO SENIOR SECURED MANAGEMENT,
INC.

Sub-Adviser

By:	/s/ Antonio Reina
Name:
Title: